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                                                                     Exhibit 5.1

                        [LETTERHEAD OF GABLE & GOTWALS]


                                December 21, 2001


ONEOK, Inc.
100 West Fifth Street
Tulsa, OK 74103

                                           Re: S-8 Registration Statement Under
                                               the Securities Act of 1933,
                                               Relating to the Shares of Common
                                               Stock of ONEOK, Inc. in Relation
                                               to the ONEOK, Inc. Long-Term
                                               Incentive Plan

Gentlemen:

     We understand that ONEOK, Inc., an Oklahoma corporation (the "Company"), will file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to the registration of shares (the "Shares") of the common stock of the Company, $0.01 par value (the "Common Stock"), with respect to the ONEOK, Inc. Long-Term Incentive Plan (the "Plan").

     We have examined, and have relied upon as to factual matters, (a) the above-mentioned Registration Statement which will be filed with the Securities and Exchange Commission; (b) the Certificate of Incorporation and Bylaws of the Company, as amended; (c) the Plan and the corporate actions taken by the Board of Directors of the Company in connection with the Registration Statement and related matters; and (d) such other corporate records, certificates of public officials and officers of the Company and other documents as we have considered relevant to the matters covered by this opinion.

     In connection with the foregoing, as counsel for the Company, we advise you as follows:

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     1. The Company is a corporation validly organized and existing under the laws of the State of Oklahoma and is duly qualified to do business as a corporation in the State of Kansas.

     2. The filing of the above-mentioned Registration Statement has been duly authorized by the proper corporate action on the part of the Company.

     3. Assuming the Shares are being issued in compliance with the terms and conditions of the Plan, when the certificates for the Shares have been executed by the proper officer of the Company, countersigned by the Transfer Agent and registered by the Registrar thereof, the certificates for such Shares will represent, and the Shares will constitute, duly authorized, legally issued, fully paid, non-assessable, valid and legal shares of the Common Stock of the Company.

     We hereby consent to:

     1. Being named in the Form S-8 Registration Statement and the documents constituting the prospectus which has been or is being furnished, and in any amendments thereto, as counsel for the Company, passing on legal matters in connection with the issuance of the Common Stock under the Plan;

     2. The making of the statements in the Form S-8 Registration Statement and documents constituting the prospectus, and in any amendments thereto, now appearing therein under the caption "Interests of Named Experts and Counsel," insofar as they are applicable to us; and

     3. The filing of this opinion as an exhibit to the above-mentioned Form S-8 Registration Statement.

                                        Very truly yours,

                                        GABLE & GOTWALS



                                        By: /s/ John R. Barker
                                            ------------------------------------
                                                  John R. Barker
                                                  For the Firm